Exhibit 99.1

News

March 5, 2020	Analyst Contact:	Andrew Ziola
918-588-7683
	Media Contact:	Brad Borror
918-588-7582

ONEOK Announces $1.65 Billion Notes Offering

TULSA, Okla. – March 5, 2020 – ONEOK, Inc. (NYSE: OKE) today announced that it has priced an offering to sell $1.65 billion of senior notes, consisting of $400 million of 5-year senior notes at a coupon of 2.20%, $850 million of 10-year senior notes at a coupon of 3.10% and $400 million of 30-year senior notes at a coupon of 4.50%.

The net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, are expected to be $1.63 billion. ONEOK expects to use the net proceeds to repay all amounts outstanding under its commercial paper program and for general corporate purposes, which may include repayment of existing indebtedness and funding of capital expenditures. ONEOK expects the notes offering to close on or about March 10, 2020, subject to the satisfaction of customary closing conditions.

Barclays Capital Inc., Deutsche Bank Securities Inc., Mizuho Securities USA LLC, TD Securities (USA) LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. Regions Securities LLC, SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc., Siebert Williams Shank & Co., LLC and Tuohy Brothers Investment Research Inc. are the co-managers for the offering.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A registration statement relating to the notes was previously filed with, and became effective under the rules of, the Securities and Exchange Commission. ONEOK offered the notes to the public by means of a prospectus and prospectus supplement, which are part of the registration statement.

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A copy of the prospectus and prospectus supplement may be obtained by contacting the joint book-running managers as follows:

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Email: barclaysprospectus@broadridge.com

Phone: 1-888-603-5847

Deutsche Bank Securities Inc.

Attn: Prospectus Group

60 Wall Street

New York, New York 10005

Email: prospectus.cpdg@db.com

Phone: 800-503-4611

Mizuho Securities USA LLC

Attn: Debt Capital Markets

1271 Avenue of the Americas

New York, NY 10022

Phone: 1-866-271-7403

TD Securities (USA) LLC

Attn: Transaction Management Group

31 W. 52nd Street, 2nd Floor

New York, NY 10019

Email: ustmg@tdsecurities.com

Phone: 855-495-9846

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

Some of the statements contained in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to the closing, net proceeds, and expected use of proceeds of the offering. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “scheduled,” “should,” “will,” “would” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors, including, without limitation, prevailing market conditions and difficulties in executing the offering, may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices.

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Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Forward-looking statements speak only as of the date on which such statements are made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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